Chordiant Software Appoints Steven R. Springsteel To Its Board of Directors

Cupertino - California, January 20, 2004 -- Chordiant Software, Inc. (Nasdaq: CHRD), today announced the appointment of Steven R. Springsteel, senior vice president of finance & administration and chief financial officer of Verity Inc., to Chordiant's Board of Directors. Mr. Springsteel's experience in guiding finance and operations for several high-growth companies adds a valuable and additional perspective to the Board.

"We are delighted to welcome Steve to the Board of Directors at Chordiant," said Sam Spadafora, Chairman. "His distinguished career and insight into financial management and the enterprise software sector make him an outstanding addition. We are pleased he has accepted the position and look forward to his contribution to the strategic development of the company."

In addition, Chordiant today announced that George Reyes, chief financial officer of Google, Inc., will be stepping down from Chordiant's board of directors after Chordiant files it's annual report for fiscal year 2003. "I would like to thank George for his service, invaluable guidance and counsel as a board member and chair of the audit and nominating committees of Chordiant," said Sam Spadafora.

Mr. Springsteel has considerable experience in finance, capital markets, operational management and corporate affairs. Prior to his role at Verity, he has held several executive officer positions at public companies including, chief operating officer and chief financial officer. In addition, Mr. Springsteel has held senior management and CFO roles at private companies and is familiar with Chordiant's financial and business model as he previously was Chordiant's chief financial officer through the company's initial public offering. Mr. Springsteel holds a bachelor's degree in business administration from Cleveland State University.

About Chordiant Software, Inc.

Chordiant (Nasdaq: CHRD) automates the end-to-end operational business processes that enable the business from the back-office systems, existing applications and processes through to the communications with customers.

Chordiant Solutions combine straight-through service processing with your business processes for multi-channel applications in marketing, the contact center, and retail channels, including self-service. The solutions provide end-to-end, process-driven applications, encompassing a single view of the customer, delivered through a role-based desktop. The solutions integrate with existing systems and data thereby leveraging current assets.  Chordiant Services enable rapid and successful implementations by reducing risk, increasing return on assets and lowering total cost of ownership.

Headquartered in Cupertino, California, Chordiant maintains offices in Boston, Chicago, Mahwah, N.J.; Manchester NH, New York City, London, Paris, Amsterdam, and Munich. Visit us on the Web at //www.chordiant.com.

Safe Harbor

This news release includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.  Forward-looking statements in this release are generally identified by words, such as "believes," "anticipates," "plans," "expects," "will," "would," "guidance," "projects" and similar expressions which are intended to identify forward-looking statements.  There are a number of important factors that could cause the results of Chordiant to differ materially from those indicated by these forward-looking statements, including, among others, potential difficulties in the assimilation of operations, strategies, technologies, personnel and products of acquired companies and technologies, the impact of perceived or actual weakening of economic conditions on customers' and prospective customers' spending on Chordiant software and services; quarterly fluctuations in Chordiant's revenues or other operating results; failure by Chordiant to meet financial expectations of analysts and investors, including failure resulting from significant reductions in demand from earlier anticipated levels; risks related to market acceptance of Chordiant's products; customization and deployment delays or errors associated with Chordiant products; impact of long sales and implementation cycles for certain Chordiant products; reliance by Chordiant on a limited number of customers for a majority of its revenues; Chordiant's need to retain and enhance business relationships with systems integrators and other parties; Chordiant's use in its products of third-party software; activities by Chordiant and others regarding protection of intellectual property; and competitors' release of competitive products and other actions.  Further information on potential factors that could affect the financial results of Chordiant are included in risks detailed from time to time in Chordiant's Securities and Exchange Commission filings, including without limitation Chordiant's Annual Report on Form 10-K and Quarterly Reports filed on Form 10-Q.  These filings are available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov.  Chordiant does not undertake an obligation to update forward-looking or other statements in this release.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

Contact:

     Chordiant Software, Inc.
     Steve Polcyn, 408/517-6282 (Investor Relations)
     steve.polcyn@chordiant.com
     Mike Shannahan, 408/517-6223 (Investor Relations)
     mike.shannahan@chordiant.com
     Paul Burrin, 408/517-6168 (Media)
     paul.burrin@chordiant.com